EXHIBIT 4.10


                             DEFINITIVE CERTIFICATE

                        [ON THE FACE OF THE CERTIFICATE:]

Series Number:[     ]                                       Serial Number: [   ]
(pound)[Denomination]


                             BARCLAYCARD FUNDING PLC

   (a public limited company incorporated under the laws of England and Wales)

       BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND CERTIFICATE PROGRAMME

                 (POUND)[AGGREGATE PRINCIPAL AMOUNT OF TRANCHE]

                 FLOATING RATE ASSET BACKED CERTIFICATE DUE [O]

BARCLAYCARD FUNDING PLC (the "ISSUER") for value received promises, all in accordance with the terms and conditions endorsed hereon (the "TERMS AND CONDITIONS") and the Trust Deed prepared in relation to the Certificates to pay to the bearer upon presentation or, as the case may be, surrender hereof on the maturity date specified in the Terms and Conditions or on such earlier date as the same may become payable in accordance therewith the Principal Amount on such dates as may be specified in the Terms and Conditions or if this Certificate shall become due and payable on any other date, the Principal Amount and to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Terms and Conditions shall have the same meanings when used on the face of this Certificate.

Neither this Certificate nor any of the interest coupons or talons appertaining hereto shall be valid for any purpose until this Certificate has been authenticated for and on behalf of the Issue Agent.

This Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer or duly authorised attorney on behalf of the Issuer.

BARCLAYCARD FUNDING PLC

By: [manual/facsimile signature]

(director)


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ISSUED in London as of [_]

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK as Issue Agent

without recourse, warranty or liability



By: [manual signature]

(duly authorised)


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